CUMMINS ENGINE COMPANY, INC.
                      ____________________________
                             EXHIBIT 10(u)
                             _____________
                      SENIOR EXECUTIVE BONUS PLAN
                      ___________________________


1.   Purpose.
     ________

     The Senior Executive Bonus Plan is designed to: (i) reinforce the financial objectives of the Company in the minds of senior executives, (ii) attain and maintain a leadership position for the Company in its method of compensating its senior executives consistent with the relative size of the Company, the industry in which the Company competes, and the relative performance of its senior executives, (iii) recognize the performance of the Company as a whole, maximizing the contributions of the Company's various businesses and (iv) reward both team and individual performance. The Plan is an incentive plan providing compensation that varies with the financial results of the Company.

2.   Philosophy.
     ___________

     Bonus payments should relate to the importance of the executive's position in influencing Company performance, the financial performance of the Company during a Quarter and the performance of the individual during that Quarter. Bonus payments should encourage and promote outstanding decisions and efforts by senior executives for the benefit of the Company.

3.   Definitions.
     ____________

     (a) "Base Salary" means the salary paid to a Participant during a Quarter, exclusive of allowances, incentive pay, reimbursed expenses, fringe benefits and other similar forms of payment.

     (b)  "Compensation Committee" or "Committee" means the
          Compensation Committee of the Board of Directors of the Company.

     (c)  "Company" means Cummins Engine Company, Inc.

     (d) "Participant" means the Company's Chief Executive Officer and other executive officers designated by the Compensation Committee.

     (e) "Performance Measure" means the Company's return on equity, return on sales, net income, sales growth, return on assets, total shareholder return or a combination thereof.

     (f) "Plan" means the Senior Executive Bonus Plan described herein.

     (g) "Plan Year" means the Company's fiscal year, provided, however, that the first Plan Year includes only three
         Quarters beginning April 3, 1995.

     (h)  "Quarter" means a fiscal quarter of the Company.

     (i)  "Target Bonus" means an incentive bonus amount described in
         Section 7 of the Plan.

     (j) "Target Bonus Percentage" means a percentage of the Participant's Base Salary intended to be paid as a Target Bonus under the Plan.

4.   Eligibility.
     ____________

     The Compensation Committee shall designate the Participants each Plan Year and establish the Target Bonus Percentage applicable to each Participant. The Committee shall have the power to change the Target Bonus Percentage of a Participant or remove one or more Participants from the Plan, provided, however, that the percentage shall not be increased following the commencement of any period for which a Target Bonus may be earned.

5.   Target Bonus Percentage.
     _______________________

     On or before the 20th day of each Quarter during which a Target Bonus may be earned, each Participant will be informed of his or her applicable Target Bonus Percentage. The Target Bonus Percentage assigned to each Participant by the Committee shall be based on various criteria applicable to the Participant including, but not limited to: (i) the scope and breadth of the Participant's management position, (ii) opportunity for independent thought and action, (iii) effect of the Company's financial performance, (iv) role in decision-making, (v) working relationships within the Company and (vi) the level of compensation prevailing in the industry in which the Company competes

6.   Bonus Payout Schedule.
     ______________________

     On or before the 20th day of each Plan Year, a Bonus Payout Schedule will be calculated by the Committee and communicated to Participants. The Bonus Payout Schedule will specify the Performance Measure and the performance level against the measure during the Quarter required to achieve each payout factor ("Bonus Factor"). The "Target Performance" is that performance which provides a 1.0 Bonus Factor.

7.   Target Bonus.
     _____________

     A Target Bonus is calculated for each Participant by multiplying Base Salary times the Target Bonus Percentage designated for the Participant.

8.   Earned Bonus.
     _____________

     Corporate performance during the Quarter in excess of the Target Performance or performance less than the Target Performance will result in an increased or diminished bonus, respectively, from the Target Bonus communicated to the Participant. The "Earned Bonus" will be calculated by multiplying the Target Bonus Percentage times the Participant's Base Salary times the Bonus Factor associated with the actual performance for the Quarter as specified in the Bonus Payout Schedule in effect for the Plan Year containing the Quarter. In no event may a Participant receive an Earned Bonus for any Quarter in excess of $750,000.

9.   Change in Accounting Standards.
     _______________________________

     For purposes of determining the Bonus Factor, the Company's actual performance under the Performance Measure will exclude extraordinary charges and credits which result from a change in accounting standards of the Company.

10.  Adjustment for Individual Performance.
     ______________________________________

     The Earned Bonus will be the bonus paid, except in unusual circumstances where poor individual performance justifies a reduced bonus.

11.  Termination of Employment.
     __________________________

     During any Quarter that a Participant's employment is voluntarily or involuntarily terminated, including termination due to death, disability or retirement, the amount of the Earned Bonus for the Quarter will be paid to the Participant or his or her legal representative or estate, whichever is applicable.

12.  Bonus Distribution Date.
     ________________________

     Any Earned Bonus will be distributed as soon as practicable following the determination of actual performance and written certification by the Compensation Committee that the performance level with respect to a bonus payable to the Participant has been met. In general, the Earned Bonus will be distributed approximately six (6) weeks following the end of the Quarter in which earned, provided however, payments under the Plan may be deferred pursuant to the Company's Deferred Compensation Plan.

13.  Administration.
     _______________

     The plan shall be administered by the Compensation Committee. No member of the Committee shall be eligible to receive a bonus under this Plan while serving on the Committee. The Committee shall be authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons. Notwithstanding any other provision of the Plan to the contrary, the Committee may impose such conditions on participation in and bonuses under the Plan as it deems appropriate.

14.  Optional Administration as Annual Plan.
     _______________________________________

     The Plan is designed to operate primarily as a quarterly plan, measuring Company performance and paying Target Bonuses on the basis of quarterly results. From time-to-time, however, the Committee may, in its sole discretion, determine it wishes to measure performance and pay Target Bonuses on the basis of a Plan Year. In the vent such a determination is made, all references contained in this Plan to the term "Quarter" shall be deemed to mean "Plan Year" as the context requires, and the maximum Earned Bonus referenced in Section 8 of the Plan shall be increased to $3,000,000.

15.  Effective Date.
     _______________

     The Plan shall be effective for Quarters beginning April 3, 1995, subject to its approval by the Company's shareholders.

16.  Amendment and Termination.
     __________________________

     The Board of Directors may at any time amend, modify, alter or terminate this Plan.

17.  Governing Law.
     ______________

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Indiana and construed accordingly.

18.  Miscellaneous.
     ______________

     There shall be no bonus pool or cumulative bonus pool. This Plan is based upon the number of Participants, the Target Bonus
     Percentages, the Bonus Factors and the Base Salaries of the Participants.